UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 27, 2007

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

_____________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AT&T Inc. (“AT&T”) filed a current report on Form 8-K on April 30, 2007 to report that the Board of Directors of AT&T had appointed Randall L. Stephenson to the positions of Chairman of the Board of Directors, Chief Executive Officer and President of AT&T effective as of June 4, 2007. AT&T is filing this amended current report on Form 8-K/A to report that, in connection with this appointment, on May 25, 2007, the Human Resources Committee of the Board of Directors of AT&T approved the following compensation for Mr. Stephenson, effective as of June 1, 2007:

°	base salary of $1,275,000;

°       short term incentive award target of $4,250,000 (prorated from June 1, 2007); and

°	an additional award of 135,565 performance shares for the 2007-2009 performance period, bringing his total grant for the 2007-2009 performance period to 289,859 performance shares.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: June 1, 2007	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller